Second Floor Space


                       AMENDMENT TO LEASE

     THIS AMENDMENT TO LEASE (the "Amendment") is made and entered into effective as of March 1, 1997 (the "Effective Date") by and between IMESON CENTER, INC., a Florida corporation formerly known as Jacksonville Center, Inc. ("Landlord"), and LANEY & DUKE TERMINAL WAREHOUSE COMPANY, INC., a Florida corporation ("Tenant").

                      W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into that certain Warehouse Space Lease Agreement dated December 1, 1994 (the "Lease"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain Leased Premises (herein so called) consisting of approximately 198,144 square feet of space designated as Sections 2.6 and 2.8 and constituting a portion of the building (the "Building") included in the facility known as One Imeson Center (the "Property"), located at One Imeson Park Boulevard, Building 100, Jacksonville, Florida 32210;

     WHEREAS, the Lease was subsequently modified to include in the Leased Premises Section 2.3, 2.4, 2.5 and 2.7 of the Building;

     WHEREAS, the Lease was further modified (i) pursuant to the terms of that certain Lease Renewal and Modification Agreement dated January 1, 1996 (the "1996 Lease Amendment"), and (ii) pursuant to the terms of that certain Amendment to Lease dated January 1, 1997 (the "January, 1997 Lease Amendment");

     WHEREAS, the 1996 Lease Amendment provided that during the period commencing January 1, 1996 and terminating December 31, 1996, Tenant had the right to lease the entirety of either or both of Sections 2.1 and 2.8 of the Building (the "Additional Space") under the terms and conditions set forth therein, and Tenant exercised its right (i) to Section 2.8 on January 15, 1996, and occupied Section 2.8 from that date through December 31, 1996, and
(ii) to Section 2.1 on March 1, 1996, and occupied Section 2.1 from that date through December 31, 1996;

     WHEREAS, on October 1, 1996, Tenant exercised its three (3) year renewal option for the Leased Premises, as provided in Section 2.2 of the Lease, as modified by the 1996 Lease Amendment, and as a result of Tenant's exercise of such option right, the term of the Lease has been extended through December 31, 2000;

     WHEREAS, the January, 1997 Lease Amendment provides that Landlord has the right to terminate the Lease as to Section 2.8 in the Building only, upon thirty (30) days' written notice (the "Termination Notice"), and Landlord has delivered the Termination Notice to Tenant to terminate the Lease as to
Section 2.8 in the Building only, effective as of March 31, 1997;

     WHEREAS, Landlord and Tenant desire to further modify the Lease to reflect such termination;

     NOW, THEREFORE, for and in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Recitals. The foregoing recitals are true and correct and are hereby incorporated into the text of this Agreement.

     2. Leased Premises. The Leased Premises shall, as of April 1, 1997 as a result of the termination of the Lease as to Section 2.8, consist of approximately 696,122 square feet of space designated as Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, and 2.7 in the Building, as depicted on Exhibit A attached hereto and made a part hereof, and no other space in the Building.

     3. Base Rent. Effective as of April 1, 1997, the Lease is hereby amended and modified to provide that Base Rent for the Leased Premises shall be, and Tenant covenants and agrees to pay Base Rent for the Leased Premises equal to (i) $17,403.05 per month for each and every month during that portion of the term commencing on April 1, 1997 and terminating on December 31, 1997,
(ii) $20,303.56 per month for each and every month during that portion of the term commencing on January 1, 1998 and terminating on December 31, 1998, (iii) $23,204.06 per month for each and every month during that portion of the term commencing on January 1, 1999 and terminating on December 31, 1999, and (iv) $26,104.58 per month for each and every month during that portion of the term commencing on January 1, 2000 and terminating on December 31, 2000. Each and every installment of Base Rent shall be payable in advance on the first day of each calendar month in lawful United States currency, together with any and all sales or use taxes levied upon the use or occupancy of the Leased Premises or the rent payable therefor and any additional rent and/or other charges payable under the Lease.

     4. Operating Expenses. Effective as of April 1, 1997 Section 3.3 of the Lease is hereby amended to provide that, as of the Effective Date, Tenant's proportionate share of Operating Expenses shall be 40.59 percent (696,122 divided by 1,715,000).

     5. Revocable License. Notwithstanding Landlord's termination of the Lease as to Section 2.8, Landlord hereby grants to Tenant a license (the "License") to use such portions of Section 2.8 as from time to time are not occupied or otherwise committed to other tenants of the Building or required for Landlord's purposes in Landlord's sole and unrestricted discretion (the "Available Area"). The Available Area, as of April 1, 1997, shall consist of approximately 40,000 square feet of space as depicted on Exhibit B attached hereto and made a part hereof. The License shall be revocable immediately upon written notice to Tenant, and upon receipt of such revocation notice, Tenant shall (i) under no circumstances enter into the Available Area during the normal business hours of any tenant leasing office space adjacent to or below the Available Area without Landlord's prior approval, and (ii) take all measures necessary to vacate the Available Area during such hours as Landlord may prescribe and surrender possession of the Available Area within thirty
(30) days. In connection with Tenant's occupancy of the Available Area, Tenant shall comply with all provisions of the Sections 3.5, 3.6, 3.7, 4.1, 4.2, 4.4, 4.5, 4.6, 4.8, 5.2, 5.4, 5.5, 5.6, 9.1, 9.2, 9.3, 9.4 and 10.1, all
of which shall apply to the License notwithstanding the termination of the Lease as to Section 2.8. Tenant further agrees to conduct its operations in the Available Area in such a manner as to prevent any and all noise and vibrations from disrupting or otherwise affecting any other tenants in the Building. Tenant specifically acknowledges that Landlord is, as of the Effective Date, negotiating to lease approximately 50,000 square feet of space in Section 2.8 (the "Occupied Space") to an office tenant that will require that the Occupied Space be completely free from noise and vibration, and Tenant shall take all measures necessary in the Available Area to ensure Tenant's compliance with such requirements. In an attempt to comply with such requirements and after Landlord's and Tenant's joint inspection of the Occupied Space and the Available Area, Tenant shall immediately take the following measures in the Available Area, although Landlord makes no assurances that such measures will be adequate to ensure compliance: (i) pneumatic or soft tires shall be used on all vehicles operating in the Available Area; (ii) racks shall be placed over the existing expansion joints to eliminate vehicle crossing; and (iii) Tenant shall use its best efforts to avoid entering the Available Area during the normal working hours of any tenant leasing office space adjacent to or below the Available Area. Tenant acknowledges that in no event shall the License be construed as creating a tenancy of any nature whatsoever or any other possessory rights. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all loss, cost, claim, liability or damage in connection with the License, including without limitation all attorneys' fees and costs through all appellate levels and proceedings.

     6. Definitions. All capitalized terms in the Amendment shall have the same definitions as provided in the Lease except as may otherwise be provided herein.

     7. No Further Amendment. Except as specifically set forth in the Amendment, the Lease shall remain unaltered and in full force and effect.


     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date set forth above.

Witnesses:                         LANDLORD:

                                   IMESON CENTER, INC., a Florida corporation formerly known as Jacksonville Center, Inc.

/S/  W. CAREY WEBB                 By:/S/  W. ARIS NEWTON
Name: W. Carey Webb                Name:W. Aris Newton
                                   Title:President
/S/  TIMOTHY R. BARNES
Name: Timothy R. Barnes            Date of Execution: 5/23/97


                                   TENANT:

                                   LANEY & DUKE TERMINAL WAREHOUSE COMPANY,
                                   INC., a Florida corporation

/S/ CONSTANCE H. OWENS             By:/S/  THOMAS A. DUKE
Name:Constance H. Owens            Name:Thomas A. Duke
                                   Title:President
/S/  J. SHEA BULLARD
Name:J. Shea Bullard                    Date of Execution:  5/5/97



                                   EXHIBIT A

     Graphical depiction of Sections of building leased on the second floor effective with this amendment.


                                   EXHIBIT B

     Graphical depiction of the portion of Section 2.8 for which Tenant was granted a license for use.